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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 25, 2000, included in Computer Motion, Inc.'s Form 10-K for the year ended December 31, 1999 into the Company's previously filed Form S-8 registration statement #333-35939 and to all references to our Firm.


/s/ ARTHUR ANDERSEN LLP
-------------------------
    ARTHUR ANDERSEN LLP


Los Angeles, California
April 5, 2000